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Press Release                                                      Exhibit 99.1

En Pointe Technologies, Inc. Reports Financial Results for Full Year and Fourth Quarter of Fiscal 2003

-        Quarterly Net Sales Increase 17.4% Over Prior Year

-        Record Quarterly Service Revenue of $10.7 Million

-        Quarterly Net Income of $383,000



Los Angeles, CA - December 11, 2003 - En Pointe Technologies, Inc. (NASDAQ:ENPT), a leading national provider of business-to-business information technology products and services, today announced consolidated results for its fourth quarter and fiscal year ended September 30, 2003. Total net sales in the fourth quarter of fiscal 2003 were $72 million, an increase of 17.4% over the fourth quarter of fiscal 2002. Total net sales for the fiscal year ended September 30, 2003 were $290 million, up $33 million, or 12.7%, over total net sales reported in fiscal 2002.

En Pointe reported a net income of $383,000, or $0.06 per basic and diluted share, for the quarter ended September 30, 2003 compared to a loss of $751,000, or $0.11 per share, for the quarter ended September 30, 2002. The net loss reported for the fiscal year ended September 30, 2003 declined by $1.0 million, or 30.0%, to $2.4 million from the $3.4 million loss reported for the year ended September 30, 2002.

"We are very pleased to report that the September 2003 quarter was profitable," said Bob Din, President and CEO of En Pointe Technologies, Inc. "Everyone on the En Pointe team has contributed greatly to this success. We're exceptionally proud of our service team and the revenue they've been able to generate. This service revenue growth has been a key driver in our profitability this quarter."

At $10.7 million, service revenue achieved a new high during the quarter ended September 30, 2003; a 44.3% increase over the same quarter in fiscal 2002. Service revenue for the year ended September 30, 2003 totaled $37.3 million, an increase of 37.8% over the $27.1 million reported for the year ended September 30, 2002. En Pointe's service revenue was favorably impacted in the second half of fiscal 2003 by several projects that are expected to wind down in early fiscal 2004. The Company continually pursues new service opportunities and believes that it will replace a considerable portion of the ending project revenue with new service engagements.

Service revenue represented 14.8% and 12.9% of total net revenue for the quarter and fiscal year ended September 30, 2003, respectively. Gross margins generated by service revenue in the fourth quarter of fiscal 2003 were $5.1 million, or 48.0%, which, in turn, contributed 52.8% of total gross profits. Similarly, gross margins generated by service revenue in the fiscal year ended September 30, 2003 were $16.6 million, or 44.5%; contributing 46.1% of total gross profits. Gross margins generated by service revenue were above the Company's target.

"En Pointe's sales and service teams are constantly striving to uncover and develop new opportunities; the recently announced Union Bank agreement is representative of those efforts," continued Bob Din. "As such, while we expect a couple valuable service projects to come to a close over the next several months, we anticipate that new projects we've been cultivating will come on-line and likely compensate for a considerable portion of the revenue loss related to the projects we are completing."


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Product sales increased by $7.4 million to $61.6 million in the fourth quarter of fiscal 2003, up 13.7% when compared to the same quarter in the prior fiscal year. Full-year product sales in fiscal 2003 were $252 million, up 9.8% over the $230 million reported in fiscal 2002. Gross margins generated by product sales were 7.4% and 7.7% for the quarter and fiscal year ended September 30, 2003, respectively.

The Company generated an operating profit of $622,000 in the fourth quarter of fiscal 2003, the first quarterly operating profit since the second quarter of fiscal 2001. This represents an improvement of $1.8 million over the operating loss of $1.1 million reported in the fourth quarter of fiscal 2002. The operating loss for the fiscal year ended September 30, 2003 was $1.9 million compared to an operating loss of $6.0 million for the fiscal year ended September 30, 2002.

"The business transformation we began in early 2003 to outsource a large percentage of our back-office functions has begun to pay dividends," said Bob Din. "We believe our stable and robust business systems, combined with our outsourced back-office functions, have given us a unique edge in meeting our customers' needs in a responsive, yet economical, fashion."

The Company does not plan to conduct a conference call to discuss the results of operations for the quarter and year ended September 30, 2003.

About En Pointe Technologies, Inc.
---------------------------------

En Pointe Technologies, Inc. is a leading national provider of information technology products, e-business solutions and professional services to medium and large commercial customers and government and educational accounts of all sizes. A state-of-the-art e-commerce network electronically links En Pointe, via AccessPointeTM and its back-office business systems, to the largest distributors and manufacturers in the industry. En Pointe offers direct on-line access to several billion dollars of mainstream IT products available in the US while eliminating the risks associated with carrying significant inventory. Its flagship software AccessPointeTM provides En Pointe's customers with the ability to create private electronic exchanges, accessed through the Web, procurement applications or ERP systems, to efficiently manage the procurement process and allow the Company's customers to make fully informed strategic buying decisions. En Pointe Professional Services offers value added services such as: Pre-sales consulting, Technology Planning and Management, which includes -- integration, configuration, deployment and migration, Helpdesk Support Services, Project and Program Management, and Infrastructure Support and Maintenance.

En Pointe, a minority business enterprise (MBE), is represented nationally with a concentration in over 17 sales and service markets throughout the United States, as well as a value-added ISO 9001:2000 certified integration operation in Ontario, California. Please visit En Pointe at www.enpointe.com.

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, from time to time, En Pointe Technologies, or its representatives, have made or may make forward-looking statements, orally or in writing. The words "estimate," "project," "potential," "intended," "expect," "anticipate," "believe" and similar expressions or words are intended to identify forward-looking statements. Such forward-looking statements may be included in, but are not limited to, various filings made by the Company with the Securities and Exchange Commission, press releases or oral statements made with the approval of an authorized executive officer of the Company. Actual results could differ materially from those projected or suggested in any forward-looking statements as a result of a wide variety of factors and conditions. Reference is hereby made to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2002, for information

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regarding those factors and conditions. Among the important factors that could cause actual results to differ materially from management's projections, estimates and expectations include, but are not limited to: Changing economic influences in the industry; dependence on key personnel; actions of manufacturers and suppliers; and, availability of adequate financing.

All trademarks and service marks are the property of their respective owners.

To contact En Pointe regarding any investor matters, please contact:

Kevin Ayers
Chief Financial Officer
En Pointe Technologies, Inc.
Phone:  (310) 725-9717
Fax:  (310) 727-1185
ir@enpointe.com
---------------

To contact En Pointe regarding any sales or customer matters, please e-mail us at: sales@enpointe.com or contact us by phone at (310) 725-5200.


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En Pointe Technologies, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

                                                                         September 30,            September 30,
                                                                              2003                     2002
                                                                      ---------------------     --------------------

                                                      ASSETS:
Current assets:
     Cash                                                              $             3,218        $           4,629
     Restricted cash                                                                    70                       70
     Accounts receivable, net                                                       35,123                   31,748
     Inventories, net                                                                5,746                    5,611
     Recoverable taxes                                                                   -                    1,800
     Prepaid expenses and other current assets                                         413                      789
                                                                      ---------------------     --------------------
         Total current assets                                                       44,570                   44,647

Property and equipment, net                                                          5,988                    7,002

Other assets                                                                         1,097                      551
                                                                      ---------------------     --------------------
          Total assets                                                 $            51,655        $          52,200
                                                                      =====================     ====================

                                       LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
     Accounts payable, trade                                          $             12,642      $             9,860
     Borrowings under lines of credit                                               11,326                   12,421
     Accrued liabilities                                                             4,709                    3,991
     Other current liabilities                                                       1,161                    1,529
                                                                      ---------------------     --------------------
          Total current liabilities                                                 29,838                   27,801

Long term liability                                                                  5,391                    5,433
Losses in excess of investment in
    unconsolidated affiliates                                                            -                      143
                                                                      ---------------------     ---------------------
          Total liabilities                                                         35,229                   33,377

Total stockholders' equity                                                          16,426                   18,823
                                                                      ---------------------     ---------------------
     Total liabilities and stockholders' equity                        $            51,655        $          52,200
                                                                      =====================     =====================




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


En Pointe Technologies, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except per share data)

                                                              Three months ended                    Fiscal year ended
                                                                 September 30,                        September 30,
                                                       ----------------------------------   -----------------------------------
                                                             2003               2002               2003              2002
                                                       ----------------  ----------------   ----------------  -----------------
Net sales
     Product sales                                     $        61,554    $       54,121     $      252,493    $       229,967
     Service sales                                              10,657             7,387             37,318             27,076
                                                         --------------     -------------      -------------     --------------
          Total net sales                                       72,211            61,508            289,811            257,043

Cost of sales
     Product                                                    56,983            49,592            233,059            212,512
     Service                                                     5,540             4,790             20,712             16,993
                                                         --------------     -------------      -------------     --------------
          Total cost of sales                                   62,523            54,382            253,771            229,505

Gross profit
     Product gross profit                                        4,571             4,529             19,434             17,455
     Service gross profit                                        5,117             2,597             16,606             10,083
                                                       ----------------  ----------------   ----------------     --------------
          Total gross profit                                     9,688             7,126             36,040             27,538

Selling and marketing expenses                                   6,235             6,242             27,556             23,631
General and administrative expenses                              2,831             2,101              9,998             10,783
Legal settlement expense (recovery)                                  -              (70)                393              (918)
                                                       ----------------  ----------------   ----------------     --------------
     Operating income (loss)                                       622           (1,147)            (1,907)            (5,958)

Interest expense, net                                              281               175                871                686
Other income, net                                                 (42)             (143)              (238)              (364)
                                                       ----------------  ----------------      -------------     --------------
     Income (Loss) before income taxes and
           loss reversal income from affiliates                    383           (1,179)            (2,540)            (6,280)

Benefit for income taxes                                             -             (375)                  -            (2,182)
Loss reversal income from affiliates                                 -                53                143                674
                                                       ----------------  ----------------   ----------------  -----------------
     Net income (loss)                                 $           383    $        (751)     $      (2,397)    $       (3,424)
                                                       ================  ================   ================  =================

           Net income (loss) per share:
             Basic                                     $          0.06    $       (0.11)     $       (0.36)    $        (0.51)
                                                       ================  ================   ================  =================
             Diluted                                   $          0.06    $       (0.11)     $       (0.36)    $        (0.51)
                                                       ================  ================   ================  =================

     Weighted average shares outstanding:
             Basic                                               6,720             6,720              6,720              6,666
                                                       ================  ================   ================  =================
             Diluted                                             6,720             6,720              6,720              6,666
                                                       ================  ================   ================  =================


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